607.1301 Dissenters' rights; definitions.

   The following definitions apply to ss. 607.1302 and 607.1320:

   (1)  "Corporation"  means  the  issuer  of the  shares  held by a  dissenting
shareholder   before  the  corporate   action  or  the  surviving  or  acquiring
corporation by merger or share exchange of that issuer.

   (2) "Fair value," with respect to a dissenter's shares, means the value of the shares as of the close of business on the day prior to the shareholders' authorization date, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

   (3) "Shareholders' authorization date" means the date on which the shareholders' vote authorizing the proposed action was taken, the date on which the corporation received written consents without a meeting from the requisite number of shareholders in order to authorize the action, or, in the case of a merger pursuant to s. 607.1104, the day prior to the date on which a copy of the plan of merger was mailed to each shareholder of record of the subsidiary corporation.

HISTORY:   s. 118, ch. 89-154.

607.1302 Right of shareholders to dissent.

    (1) Any shareholder of a corporation has the right to dissent from, and obtain payment of the fair value of his or her shares in the event of, any of the following corporate actions:

   (a)   Consummation of a plan of merger to which the corporation is a party:

   1.   If the shareholder is entitled to vote on the merger, or

   2.   If the corporation is a subsidiary that is merged with its parent under
s. 607.1104, and the shareholders would have been entitled to vote on action taken, except for the applicability of s. 607.1104;

   (b) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation, other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange pursuant to s. 607.1202, including a sale in dissolution but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within 1 year after the date of sale;

   (c) As provided in s. 607.0902(11), the approval of a control-share acquisition;

   (d) Consummation of a plan of share exchange to which the corporation is a party as the corporation the shares of which will be acquired, if the shareholder is entitled to vote on the plan;

   (e) Any amendment of the articles of incorporation if the shareholder is entitled to vote on the amendment and if such amendment would adversely affect such shareholder by:

   1. Altering or abolishing any preemptive rights attached to any of his or her shares;

   2. Altering or abolishing the voting rights pertaining to any of his or her shares,except as such rights may be affected by the voting rights of new shares then being authorized of any existing or new class or series of shares;

   3. Effecting an exchange, cancellation, or reclassification of any of his or her shares, when such exchange, cancellation, or reclassification would alter or abolish the shareholder's voting rights or alter his or her percentage of equity in the corporation, or effecting a reduction or cancellation of accrued dividends or other arrearages in respect to such shares;

   4. Reducing the stated redemption price of any of the shareholder's redeemable shares, altering or abolishing any provision relating to any sinking fund for the redemption or purchase of any of his or her shares, or making any of his or her shares subject to redemption when they are not otherwise redeemable;

   5. Making noncumulative, in whole or in part, dividends of any of the shareholder's preferred shares which had theretofore been cumulative;

   6. Reducing the stated dividend preference of any of the shareholder's preferred shares; or

   7. Reducing any stated preferential amount payable on any of the shareholder's preferred shares upon voluntary or involuntary liquidation; or

   (f) Any corporate action taken, to the extent the articles of incorporation provide that a voting or nonvoting shareholder is entitled to dissent and obtain payment for his or her shares.

   (2) A shareholder dissenting from any amendment specified in paragraph (1)(e) has the right to dissent only as to those of his or her shares which are adversely affected by the amendment.

   (3) A shareholder may dissent as to less than all the shares registered in his or her name. In that event, the shareholder's rights shall be determined as if the shares as to which he or she has dissented and his or her other shares were registered in the names of different shareholders.

   (4) Unless the articles of incorporation otherwise provide, this section does not apply with respect to a plan of merger or share exchange or a proposed sale or exchange of property, to the holders of shares of any class or series which, on the record date fixed to determine the shareholders entitled to vote at the meeting of shareholders at which such action is to be acted upon or to consent to any such action without a meeting, were either registered on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or held of record by not fewer than 2,000 shareholders.

   (5) A shareholder entitled to dissent and obtain payment for his or her shares under this section may not challenge the corporate action creating his or her entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

HISTORY:   s. 119, ch. 89-154; s. 5, ch. 94-327; s. 31, ch. 97-102.

607.1320 Procedure for exercise of dissenters' rights.

    (1) (a) If a proposed corporate action creating  dissenters' rights under s.
607.1302 is submitted to a vote at a shareholders' meeting, the meeting notice shall state that shareholders are or may be entitled to assert dissenters' rights and be accompanied by a copy of ss. 607.1301, 607.1302, and 607.1320. A shareholder who wishes to assert dissenters' rights shall:

   1. Deliver to the corporation before the vote is taken written notice of the shareholder's intent to demand payment for his or her shares if the proposed action is effectuated, and

   2. Not vote his or her shares in favor of the proposed action. A proxy or vote against the proposed action does not constitute such a notice of intent to demand payment.

   (b) If proposed corporate action creating dissenters' rights under s.607.1302 is effectuated by written consent without a meeting, the corporation shall deliver a copy of ss. 607.1301, 607.1302, and 607.1320 to each shareholder simultaneously with any request for the shareholder's written consent or, if such a request is not made, within 10 days after the date the corporation received written consents without a meeting from the requisite number of shareholders necessary to authorize the action.

   (2)  Within  10  days  after  the  shareholders'   authorization   date,  the
corporation shall give written notice of such authorization or consent or adoption of the plan of merger, as the case may be, to each shareholder who filed a notice of intent to demand payment for his or her shares pursuant to paragraph (1)(a) or, in the case of action authorized by written consent, to each shareholder, excepting any who voted for, or consented in writing to, the proposed action.

   (3) Within 20 days after the giving of notice to him or her, any shareholder who elects to dissent shall file with the corporation a notice of such election, stating the shareholder's name and address, the number, classes, and series of shares as to which he or she dissents, and a demand for payment of the fair value of his or her shares. Any shareholder failing to file such election to dissent within the period set forth shall be bound by the terms of the proposed corporate action. Any shareholder filing an election to dissent shall deposit his or her certificates for certificated shares with the corporation simultaneously with the filing of the election to dissent. The corporation may restrict the transfer of uncertificated shares from the date the shareholder's election to dissent is filed with the corporation.

   (4) Upon filing a notice of election to dissent, the shareholder shall thereafter be entitled only to payment as provided in this section and shall not be entitled to vote or to exercise any other rights of a shareholder. A notice of election may be withdrawn in writing by the shareholder at any time before an offer is made by the corporation, as provided in subsection (5), to pay for his or her shares. After such offer, no such notice of election may be withdrawn unless the corporation consents thereto. However, the right of such shareholder to be paid the fair value of his or her shares shall cease, and the shareholder shall be reinstated to have all his or her rights as a shareholder as of the filing of his or her notice of election, including any intervening preemptive rights and the right to payment of any intervening dividend or other distribution or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim, if:

   (a)   Such demand is withdrawn as provided in this section;

   (b) The proposed corporate action is abandoned or rescinded or the shareholders revoke the authority to effect such action;

   (c) No demand or petition for the determination of fair value by a court has been made or filed within the time provided in this section; or

   (d) A court of competent jurisdiction determines that such shareholder is not entitled to the relief provided by this section.

   (5) Within 10 days after the expiration of the period in which shareholders may file their notices of election to dissent, or within 10 days after such corporate action is effected, whichever is later (but in no case later than 90 days from the shareholders' authorization date), the corporation shall make a written offer to each dissenting shareholder who has made demand as provided in this section to pay an amount the corporation estimates to be the fair value for such shares. If the corporate action has not been consummated before the expiration of the 90-day period after the shareholders' authorization date, the offer may be made conditional upon the consummation of such action. Such notice and offer shall be accompanied by:

   (a) A balance sheet of the corporation, the shares of which the dissenting shareholder holds, as of the latest available date and not more than 12 months prior to the making of such offer; and

   (b) A profit and loss statement of such corporation for the 12-month period ended on the date of such balance sheet or, if the corporation was not in existence throughout such 12-month period, for the portion thereof during which it was in existence.

   (6) If within 30 days after the making of such offer any shareholder accepts the same, payment for his or her shares shall be made within 90 days after the making of such offer or the consummation of the proposed action, whichever is later. Upon payment of the agreed value, the dissenting shareholder shall cease to have any interest in such shares.

   (7) If the corporation fails to make such offer within the period specified therefor in subsection (5) or if it makes the offer and any dissenting shareholder or shareholders fail to accept the same within the period of 30 days thereafter, then the corporation, within 30 days after receipt of written demand from any dissenting shareholder given within 60 days after the date on which such corporate action was effected, shall, or at its election at any time within such period of 60 days may, file an action in any court of competent jurisdiction in the county in this state where the registered office of the corporation is located requesting that the fair value of such shares be determined. The court shall also determine whether each dissenting shareholder, as to whom the corporation requests the court to make such determination, is entitled to receive payment for his or her shares. If the corporation fails to institute the proceeding as herein provided, any dissenting shareholder may do so in the name of the corporation. All dissenting shareholders (whether or not residents of this state), other than shareholders who have agreed with the corporation as to the value of their shares, shall be made parties to the proceeding as an action against their shares. The corporation shall serve a copy of the initial pleading in such proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons and complaint and upon each nonresident dissenting shareholder either by registered or certified mail and publication or in such other manner as is permitted by law. The jurisdiction of the court is plenary and exclusive. All shareholders who are proper parties to the proceeding are entitled to judgment against the corporation for the amount of the fair value of their shares. The court may, if it so elects, appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have such power and authority as is specified in the order of their appointment or an amendment thereof. The corporation shall pay each dissenting shareholder the amount found to be due him or her within 10 days after final determination of the proceedings. Upon payment of the judgment, the dissenting shareholder shall cease to have any interest in such shares.

   (8) The judgment may, at the discretion of the court, include a fair rate of interest, to be determined by the court.

   (9) The costs and expenses of any such proceeding shall be determined by the court and shall be assessed against the corporation, but all or any part of such costs and expenses may be apportioned and assessed as the court deems equitable against any or all of the dissenting shareholders who are parties to the proceeding, to whom the corporation has made an offer to pay for the shares, if the court finds that the action of such shareholders in failing to accept such offer was arbitrary, vexatious, or not in good faith. Such expenses shall include reasonable compensation for, and reasonable expenses of, the appraisers, but shall exclude the fees and expenses of counsel for, and experts employed by, any party. If the fair value of the shares, as determined, materially exceeds the amount which the corporation offered to pay therefor or if no offer was made, the court in its discretion may award to any shareholder who is a party to the proceeding such sum as the court determines to be reasonable compensation to any attorney or expert employed by the shareholder in the proceeding.

   (10) Shares acquired by a corporation pursuant to payment of the agreed value thereof or pursuant to payment of the judgment entered therefor, as provided in this section, may be held and disposed of by such corporation as authorized but unissued shares of the corporation, except that, in the case of a merger, they may be held and disposed of as the plan of merger otherwise provides. The shares of the surviving corporation into which the shares of such dissenting shareholders would have been converted had they assented to the merger shall have the status of authorized but unissued shares of the surviving corporation.

HISTORY:   s. 120, ch. 89-154; s. 35, ch. 93-281; s. 32, ch. 97-102.

                           NATURAL HEALTH TRENDS CORP.
                              2001 West Sample Road
                          Pompano Beach, Florida 33064

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                           To be Held on July 24, 1998

         The undersigned hereby constitutes and appoints SIR BRIAN WOLFSON, NEAL
R. HELLER, ELIZABETH S. HELLER and MARTIN C. LICHT, and each of them, acting individually, as attorney and proxy of the undersigned with full power of substitution, for and in the name of the undersigned to attend the Annual Meeting of Stockholders of Natural Health Trends Corp. (the "Company") to be held at the offices of McLaughlin & Stern, LLP, 260 Madison Avenue, 18th floor, New York, New York, on July 24, 1998 at 4:30 P.M., and any and all adjournments or postponements thereof and thereat to vote all the shares of Common Stock of the Company held by the undersigned which the undersigned would be entitled to vote, if personally present with respect to the following matters described on the reverse side of this proxy card. This proxy is being solicited by the Board of Directors of the Company.

1.       To elect five members of the Company's Board of Directors.
         The following five persons have been nominated to serve on the Company's Board of Directors: Sir Brian Wolfson, Neal R. Heller, Elizabeth S. Heller, Martin C. Licht and Dirk D. Goldwasser.

o  FOR all nominees listed above  o  WITHHOLD AUTHORITY to vote for all nominees

         (Instructions: To withhold authority to vote for any one or more individual nominees, write the name of each such nominee on the line provided above.)

2. To select Feldman Sherb Ehrlich & Co., P.C. as the Company's independent auditors for the year ending December 31, 1998.

         /   / FOR                  /   / AGAINST                 /   / ABSTAIN

3.       To approve the Company's 1998 Stock Option Plan.

         /   / FOR                  /   / AGAINST                 /   / ABSTAIN

4. To approve the sale of the Company's three vocational schools and certain related businesses to Florida College of Natural Health, Inc., a Florida corporation controlled by Neal R. Heller, the Company's
         President, Chief Executive Officer, a director and principal stockholder and his wife, Elizabeth S. Heller, the Company's Secretary, a director and principal stockholder for a purchase price of $1,800,000 in cash and certain additional consideration.

         /   / FOR                  /   / AGAINST                 /   / ABSTAIN

5. To approve an amendment to the Company's Amended and Restated Articles of Incorporation to increase the number of authorized shares of the Company's Common Stock, $.001 par value per share, from 5,000,000 to 50,000,000.

         /   / FOR                  /   / AGAINST                /   / ABSTAIN

6. To ratify the conversion of 4,000 shares of Series C Preferred Stock issued in the Company's April 1998 private placement into shares of Common Stock pursuant to the terms of such Preferred Stock to the extent that the number of shares of Common Stock issuable upon such conversion exceeds 191,902.

         /   / FOR                  /   / AGAINST                 /   / ABSTAIN

7. To ratify the conversion of $595,000 of the Company's 12.5% promissory notes and the interest thereon into the number of shares of Common Stock equal to the principal and accrued interest thereon divided by .5848, which is 85% of the closing bid price of the Common Stock for five consecutive trading days ending on May 15, 1998.

         /   / FOR                  /   / AGAINST                 /   / ABSTAIN

8. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.


                          (Please sign on reverse side)

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THE SHARES WILL BE VOTED 'FOR' THE ELECTION OF THE LISTED NOMINEES FOR DIRECTOR, 'FOR' THE
SELECTION OF FELDMAN SHERB EHRLICH & CO., P.C. AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 1998, 'FOR' THE APPROVAL OF THE
COMPANY'S 1998 STOCK OPTION PLAN, 'FOR' THE APPROVAL OF THE SALE OF THE COMPANY'S THREE VOCATIONAL SCHOOLS, 'FOR' THE AMENDMENT OF THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, 'FOR' THE RATIFICATION OF THE CONVERSION OF THE SERIES C PREFERRED STOCK INTO SHARES OF COMMON STOCK AND 'FOR' THE RATIFICATION OF THE CONVERSION OF THE COMPANY'S 12.5% PROMISSORY NOTES INTO SHARES OF COMMON STOCK. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS, OR POSTPONEMENTS THEREOF.

         THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT OF THE COMPANY.

                                         DATED:                         , 1998

                                                     Signature of Stockholder




                                                     Signature of Stockholder




                                                     Please   sign   your   name
                                                     exactly  as it  appears  on
                                                     your   stock   certificate.
                                                     When       signing       as
                                                     attorney-in-fact, executor,
                                                     administrator,  trustee  or
                                                     guardian,  please  add your
                                                     title as such. When signing
                                                     as   joint   tenants,   all
                                                     parties    in   the   joint
                                                     tenancy   must   sign.   If
                                                     signer  is  a  corporation,
                                                     please    sign    in   full
                                                     corporate   name   by  duly
                                                     authorized    officer    or
                                                     officers   and   affix  the
                                                     corporate seal.


        PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.